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                                                                    Exhibit 99.3

                              FOR IMMEDIATE RELEASE


          LIL MARC, INC. AND INKSURE TECHNOLOGIES INC. COMPLETE MERGER Shares are Traded on NASD OTC Bulletin Board Under Symbol "INKS.OB"

Tenafly, NJ, November 7, 2002 - InkSure Technologies Inc. ("InkSure"), a pioneering developer of ink-based document and brand authentication systems and Lil Marc, Inc. (the "Company") today announced the consummation of their previously announced merger in accordance with an Agreement and Plan of Merger dated July 5, 2002 (the "Merger Agreement"). In connection with the merger, the Company has changed its name to InkSure Technologies Inc. and, as of October 30, 2002, the OTC Bulletin Board stock symbol for the Company's common stock has been changed to "INKS.OB".

As stipulated in the Merger Agreement, InkSure's stockholders, together with those who hold options and warrants to acquire stock of InkSure, acquired or have the right to acquire approximately 90.5% of the Company's stock (as determined on a fully-diluted basis assuming the exercise of options and warrants). On October 23, 2002, the Company effected a reverse stock split pursuant to which each of its outstanding shares was converted into approximately 0.54 shares. Upon consummation of the merger, the Company's Board of Directors and management resigned and were replaced by InkSure's Board of Directors and management, and the Company will carry on InkSure's business activities.

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About InkSure:
InkSure Technologies Inc. is a global developer of advanced authentication solutions for printed documents and brands. Its proprietary technology enables the embedding of a highly effective anti-counterfeiting "signature" within all ink-based products and labels for covert protection. Using low-cost proprietary readers, authorities can easily verify the authenticity of documents and products. InkSure's anti-fraud solutions address the $25 billion authentication market with practical, cost-effective solutions for diverse industries such as Financial, Pharmaceutical, Branded Products, Transportation, Government, and many others. InkSure's outstanding technology has received the international PISEC 2000 (Product & Image Security) Award.
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InkSure's principal executive office is located at 9 West Railroad Avenue,
Tenafly, NJ 07670, and its primary research and development facilities are located at 5 Oppenheimer Street, Suite 38, Science Park, Rehovot 76701, Israel. InkSure's telephone number at its executive office is (201) 894-9961.

This press release contains certain forward-looking statements within the meaning of various provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such statements are valid only as of today, and we disclaim any obligation to update this information. Statements, other than statements of historical facts, included in this press release that address future activities, events or developments, product development, market acceptance, responses from competitors, business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of the Company's business and operations, plans, references to future success and other such matters, are forward-looking statements and are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. Important factors that could cause actual results to differ materially from the forward-looking statements include general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by the Company; competitive actions by other companies; changes in laws or regulations; the progress of development and licensing/commercialization of the Company's technologies; and other factors, many of which are beyond the control of the Company. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.


For more information contact:

Eyal Bigon, CFO
+972-8-936-5583 x109
eyal@inksure.com

Company website: www.inksure.com